Exhibit 10.1



                   RETIREMENT AGREEMENT, RELEASE AND WAIVER

                  This Retirement Agreement, Release and Waiver ("Agreement") is voluntarily entered into by the parties this 18th day of October, 2006, by and between AMCORE Investment Group, its parent, subsidiaries and affiliates, ("AMCORE"), and Patricia Bonavia ("Executive").

                  Whereas, Executive was employed by AMCORE as the Chief Operating Officer of AMCORE Investment Group, a division of AMCORE; and

                  Whereas, Executive has indicated her desire to retire from AMCORE's employment; and

                  Whereas, the parties wish to provide for an orderly search for Executive's successor and the transition of her duties; and

                  Whereas, Executive will announce her planned retirement on October 18, 2006, and Executive's retirement from AMCORE will be effective upon employment of Executive's successor by AMCORE, or at a date determined by AMCORE's management, but in no event later than March 31, 2007 (the "Retirement Date"); and

                  Whereas, AMCORE wishes to provide Executive with a retirement package and Executive wishes to release, compromise, and settle any and all claims or disputes existing between them;

                  NOW, THEREFORE, in consideration of the foregoing recitals and the premises and covenants set forth below, the parties agree as follows:

                  1. AMCORE's Undertakings: On or after the Retirement Date AMCORE shall perform the undertakings described in this Section 1.

                           1.1 AMCORE shall pay to Executive the gross sum
amount of $213,500, minus all withholdings and deductions required by law (the "Severance Payment"), payable in equal installments over a twelve-month period beginning on the Retirement Date (the "Severance Payment Period") on the same schedule as that applicable to AMCORE's salaried executive employees. The parties acknowledge that the Severance Payment is equivalent to Executive's base salary as of the date of this Agreement, but that Executive shall not be entitled to any other compensation or benefits during the Severance Payment Period other than as specifically described in this Agreement. All amounts will be direct deposited into Executive's bank account used for normal payroll deposits unless Executive directs otherwise in writing.

                           1.2 The parties acknowledge that, due to
Executive's length of service and age at her retirement, Executive will be eligible for retiree benefits in accordance with the terms and conditions of AMCORE's plans and procedures governing such retiree benefits. In addition, if Executive makes a timely election to continue her group health insurance coverage under the federal law commonly known as "COBRA," AMCORE shall, at AMCORE's option, either pay the COBRA premiums for employee and spouse coverage for both medical and dental insurance for a period of 12 months, or reimburse Executive for such premiums upon submission of proof of payment.

                           1.3 AMCORE shall pay Executive's car allowance
through the 12 months following her departure at the rate AMCORE would have paid had Executive been actively employed through that date. AMCORE shall reimburse Executive's current country club dues through December 31, 2007, at the rates and in accordance with AMCORE's policies for the payment of country club dues



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for its actively employed executive employees, as if Executive had remained actively employed through that date.

                           1.4 AMCORE and Executive acknowledge that Executive
is not entitled to participate in AMCORE's Short-Term Incentive Plan or Long-Term Incentive Plans that begin in 2007 (the "Incentive Plans"). Executive will be eligible to receive pro rata Long-Term Incentive Plan payments for 2005 and 2006 in accordance with the terms and conditions of the applicable plan documents.

                           1.5 AMCORE shall reimburse Executive for her normal
and necessary business expenses incurred before her Retirement Date, in accordance with AMCORE's normal policies and procedures for the reimbursement of such expenses and upon receipt of such proper documentation for the expenses as is required by such policy.

                  2. Executive's Additional Undertakings. As of the Effective Date, Executive agrees to the following undertakings and obligations.

                           2.1 Release and Waiver. Executive hereby releases,
acquits, and forever discharges AMCORE, its officers, directors, shareholders, agents, employees, affiliated and subsidiary companies, successors or assigns, from any and all claims, charges, demands, damages, debts, liabilities, obligations, costs, expenses, attorneys' fees, rights in law or equity, actions and causes of action of every kind and nature whatsoever, whether or not now or heretofore known, suspected or unsuspected, by reason of anything whatsoever from the beginning of time up to the date hereof, including, but not limited to, the determination that Executive will retire, and that her employment will terminate, as of the Retirement Date. THIS INCLUDES, BUT IS NOT LIMITED TO, TORT CLAIMS (INCLUDING WITHOUT LIMITATIONS CLAIMS FOR LIBEL AND DEFAMATION), CONTRACTUAL AND QUASI-CONTRACTUAL CLAIMS, AND STATUTORY CLAIMS, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE ILLINOIS HUMAN RIGHTS ACT, THE WAGE PAYMENT AND COLLECTION ACT, THE WHISTLE-BLOWERS ACT, ANY OTHER APPLICABLE STATE OR LOCAL STATUTE, CODE, REGULATION OR ORDINANCE, THE FAIR LABOR STANDARDS ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE OLDER WORKERS BENEFITS PROTECTION ACT, THE FAMILY AND MEDICAL LEAVE ACT OF 1993, THE AMERICANS WITH DISABILITIES ACT, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, SARBANNES-OXLEY, AND ANY OTHER APPLICABLE FEDERAL STATUTE OR REGULATION; provided, however, that the parties agree and acknowledge that Executive by signing this Agreement does not waive or release any claim: 1) to vested benefits under any employee benefit plan that is regulated by the Employee Retirement Income Security Act; or 2) that first arises after the date Executive signs this Agreement.

                           2.2 Non-Disparagement. Executive agrees that she
will not make or publish any written or oral statement or remark (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which is or may be disparaging, deleterious or damaging to the integrity, reputation or good will of AMCORE or its employees or management.

                           2.3 Agreement Not to Sue. Executive agrees that she
shall neither file nor instigate the filing of any suit, claim, or charge based upon or related to her employment against AMCORE, its officers, employees, or agents, with any federal, state, or local court or administrative agency, body, or tribunal.

                           2.4 Agreement Not to Seek Reinstatement. Executive
agrees that she shall not apply for or seek reinstatement, reemployment or employment with AMCORE or any division, department, or subsidiary thereof after the Retirement Date. Employee agrees that she may be reinstated for employment at AMCORE if management seeks such reemployment by Executive and Executive desires to be reemployed at AMCORE.


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                           2.5 Agreement to Return Property. Immediately after
the Retirement Date, Executive agrees to return any and all AMCORE property in her possession and control, including, but not limited to, all originals and copies of any files, memos, or other documents (including all electronically stored information such as computer programs and files) she may have in her possession.

                           2.6 Agreement To Cooperate. Until the Retirement
Date, Executive agrees to continue her employment as the Chief Operating Officer of AMCORE Investment Group and agrees to maintain all Board and officer positions with AMCORE and its affiliates at her discretion and with management approval. Executive agrees to provide her full cooperation and dedication in performing these responsibilities and, in addition, to assist AMCORE in recruiting and hiring her successor. Executive agrees that, if asked, she will (i) cooperate in transitioning all matters under her authority, and (ii) provide her full cooperation and knowledge to AMCORE regarding any matter in which she was involved while employed should AMCORE deem such cooperation and/or knowledge necessary or desirable.

                           2.7 Confidentiality of this Agreement. Except as
otherwise required by law, Executive agrees to keep the existence and provisions of this Agreement confidential and not disclose the existence or content of this Agreement to any other person other than her spouse and tax and legal advisors, each of whom shall agree to maintain the same level of confidentiality.

                           2.8. Limited Noncompetition and Nonsolicitation
Agreement.

                                    2.8.1 Acknowledgements. Executive
acknowledges that AMCORE Investment Group is currently engaged in various activities related to banking, investments, and financial services (collectively, the "Business"). Executive acknowledges that the position held by her was one of trust and confidence and that AMCORE disclosed to Executive, and Executive had access to, confidential information of a technical or business nature relating to the Business that is not known to the industry at large and which Executive did not know prior to her employment with AMCORE. Such information ("Confidential Information ") may concern lists and other identifications of customers and prospects, customer histories, pricing techniques and processes, specialized business methods, techniques, plans and know-how relating to the business of AMCORE, advertising and marketing materials and concepts, customer information, methods for developing and maintaining business relationships with customers and prospects, procedural manuals, employee training and review programs and techniques, technical product and service information, AMCORE's internal financial information and other confidential and/or proprietary information and/or trade secrets of AMCORE. Executive recognizes that this Confidential Information constitutes a valuable and unique asset of AMCORE developed and perfected over considerable time at substantial expense to AMCORE. Executive further acknowledges that AMCORE has, with considerable effort and at significant expense, developed "good will" and long-term relationships with its customers.

                                    2.8.2 Limited Agreement Not to Compete.
For a period from the Effective Date and continuing from the Effective Date until one year after the Retirement Date (the "Restricted Period"), Executive agrees that she will not directly or indirectly engage in, or have any interest in any person, firm, corporation, limited liability company, limited liability or general partnership, business or other entity (collectively, a "Person") (whether as an employee, officer, director, member, manager, agent, independent contractor, partner, investor, lender, consultant, or otherwise) that engages in any activity that competes with or is competitive with the Business anywhere within a geographic region consisting of a circle with a radius of fifty (50) miles with its center at the corporate headquarters of AMCORE Investment Group at 501 Seventh Street, Rockford, Illinois (the "Restricted Territory"). For purposes of this paragraph, prohibited activities will be deemed to be occurring within the Restricted Territory if the Executive or Person: i) has any fixed or permanent location within the Restricted Territory


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from which she or it conducts activities that compete with the Business; ii)
actually conducts any competitive activities within the Restricted Territory; and/or iii) sells, brokers or otherwise provides any investment and/or financial services product and/or service to any customer that is located within the Restricted Territory. In the event that Executive violates this paragraph, Executive agrees that the period of proscription shall be extended to a period of two years from the date that she ceases (whether voluntarily, by court order or otherwise) to engage in or do those acts constituting the violation of this paragraph. Notwithstanding the foregoing, Executive may own 1% or less of the issued and outstanding shares of stock in any publicly traded company, regardless of whether such company engages in the activities described in this paragraph.

                                     2.8.3 Agreement Not to Solicit Customers.
Executive agrees that during the Restricted Period she will not directly or indirectly (whether on her own account or as an employee, consultant, partner, joint venturer, owner, officer, director, member, manager, investor, creditor or stockholder of any other Person) solicit, divert, or take away or attempt to solicit, divert, or take away from AMCORE the business of any Person who was a customer or a prospect of AMCORE at the time Executive's employment with AMCORE ended. For purposes of this paragraph, a Person will be deemed to have been a customer or prospect of AMCORE at the time Executive's employment ended if: 1) AMCORE sold, brokered or otherwise provided any investment and/or financial product and/or service to such Person at any time in the one-year period prior to the end of Executive's employment; or 2) AMCORE had identified the Person as a potential customer and was actively soliciting such Person to become a customer of AMCORE. Notwithstanding the foregoing, the parties agree that this restriction applies only to solicitations the purpose of which is to conduct activities that compete with or are competitive with all or any portion(s) of the Business. In the event that Executive violates this paragraph, Executive agrees that the period of proscription shall be extended to a period of three years from the date that she ceases (whether voluntarily, by court order or otherwise) to engage in or do those acts constituting the violation of this paragraph.

                                     2.8.4 Agreement to Maintain
Confidentiality. Executive will at all times keep confidential all of AMCORE's proprietary and/or confidential information and trade secrets that she may have learned at any time during the course of her employment. Executive shall not communicate or divulge such information to any other person, other than as specifically directed or permitted by AMCORE. Executive understands and agrees that all files, records or other documents containing such proprietary or confidential information and trade secrets shall remain the exclusive property of AMCORE. Executive agrees that the types of information covered by these restrictions include without limitation strategic plans, marketing plans, and market analyses.

                                     2.8.5 Agreement Not to Solicit Employees.
Executive agrees that during the Restricted Period she will not induce, or attempt to induce, directly or indirectly, any employee, consultant or agent of AMCORE to terminate any relationship with AMCORE. In the event that Executive violates this paragraph, Executive agrees that the period of proscription shall be extended to a period of two years from the date that he ceases (whether voluntarily, by court order or otherwise) to engage in or do those acts constituting the violation of this paragraph.

                           2.9 Agreement to Retire. Executive acknowledges
that she has irrevocably agreed to retire voluntarily from AMCORE's employment on the Retirement Date without further action required by either party, and that her employment with AMCORE will terminate as of that date.

                  3. Notice to Executive. THIS DOCUMENT HAS SPECIFIC LEGAL CONSEQUENCES. Executive acknowledges that she is a highly-educated and sophisticated individual whose career has consisted of reading, interpreting and working with legal documents, that she has had a sufficient opportunity to review this Agreement and its contents, and that she understands the contents of


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this Agreement and their legal effect. Executive acknowledges that all of her questions regarding this Agreement have been answered.

                  4.       Cooling Off Period:

                           4.1 AMCORE will hold this offer open for a period
of 21 calendar days from the date it is first presented to Executive. Executive has until the expiration of this 21-day period in which to decide whether or not to accept this offer.

                           4.2 Executive acknowledges that she had 21 calendar
days from the date in which AMCORE first presented this document to her in which to consider the terms contained herein, and that she did not have to sign this document until the expiration of that 21-day period. Executive's signature below constitutes her acknowledgement of that 21-day period. This offer will expire by its own terms if AMCORE has not received a signed original of this Agreement within 21 days of the date it was first presented to Executive.

                           4.3 Executive understands that, even if she signs
this Agreement, she can revoke her acceptance by submitting a written revocation to AMCORE within 7 calendar days after signing the Agreement. To be effective, Lori Burke at AMCORE must receive the written revocation within 7 calendar days of Executive's signing the Agreement.

                           4.4 This document has specific legal consequences,
and you should consult an attorney before signing it. Executive represents and warrants that she has had the opportunity to seek the assistance and advice of her own legal counsel and that the terms of this Agreement have been explained to him.

                  5. No Admission: AMCORE admits no liability as a result of this Agreement and its performance of the terms contained herein.

                  6. Tax Consequences: AMCORE makes no representations regarding the tax treatment of any payments made to Executive pursuant to this Agreement. Executive understands that all payments made to Executive will be reported to the appropriate authorities as income to Executive.

                  7. Allocation of Consideration. Payments made to Executive pursuant to this Agreement, which exceed any compensation otherwise owed to Executive, shall be evenly allocated among Executive's undertakings under
Section 2 of this Agreement. Executive acknowledges that AMCORE is under no legal obligation to make the payments described in Sections 1.1 through 1.3 of this Agreement, and that such payments represent gratuitous payments by AMCORE in exchange for Executive's undertakings hereunder.

                  8. Effective Date. The "Effective Date" of this Agreement shall be the date seven calendar days after Executive has signed the Agreement, unless Executive has revoked her acceptance of the Agreement pursuant to Section 4.3.

                  9. No Assignment. Executive represents and warrants to AMCORE that she has not assigned any interest in any claim that she is releasing herein.

                  10. General Provisions:

                           10.1 Governing Law. This Agreement is executed
under and shall be construed, interpreted and enforced according to the substantive laws of the State of Illinois, without respect to choice of law principles, and shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.


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                           10.2 Entire Agreement. This Agreement contains the
entire agreement of the parties and may not be modified, supplemented, or otherwise amended except in a document signed by both parties.

                           10.3 Duplicate Originals. This Agreement may be
executed on separate duplicate originals.

                           10.4 Severability and Blue-Penciling. If any
provision(s) of this Agreement as applied to any part or to any circumstances are adjudged by a court of competent jurisdiction to be invalid or unenforceable, the court shall have the authority to reform the invalid or unenforceable part to make it valid and enforceable, while giving the maximum permitted effect to the original intent of the parties in making the provision. In the event any provision(s) of this Agreement as applied to any part or to any circumstances are adjudged by a court of competent jurisdiction to be invalid or unenforceable, and they cannot be reformed in a fashion to make them valid and enforceable, the same will in no way affect any other provisions of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. The foregoing clause is not intended to be an admission or evidence that the geographic extent or duration of this Agreement is unreasonable.

                           10.5 Venue. For the purpose of any suit, action or
proceeding arising out of or relating to this Agreement, AMCORE and Executive irrevocably consent and submit to the jurisdiction and venue of any state or federal court of competent jurisdiction located within Winnebago County, Illinois, and agree that such courts shall have exclusive jurisdiction to entertain any such suit, action or proceeding. Executive agrees that service of the summons and complaint and all other process that may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to Executive at his last known home address. Executive irrevocably waives any objection which she or he may now or hereafter have to the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with this Section will be deemed in every respect effective and valid personal service of process upon the Executive. Nothing in this Agreement will be construed to prohibit service of process by any other method permitted by law. The provisions of this Section will not limit or otherwise affect the right of AMCORE to institute and conduct an action in any other appropriate manner, jurisdiction or court. Executive agrees that final judgment in such suit; action or proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

                           10.6 WAIVER OF JURY TRIAL. AMCORE AND EXECUTIVE
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT. IN SO DOING, EACH PARTY INTENDS THAT ANY CLAIMS AND DISPUTES ARISING HEREUNDER WILL BE RESOLVED BY A JUDGE ACTING WITHOUT A JURY IN ORDER TO AVOID THE DELAYS, EXPENSES AND RISKS OF MISTAKEN INTERPRETATION THAT EACH PARTY ACKNOWLEDGES ARE MORE LIKELY WITH A JURY TRIAL THAN WITH A NON-JURY TRIAL.

                           10.7 Remedies. Executive acknowledges that it would
be impracticable or extremely difficult to fix the actual damages resulting from a breach of the covenants made in this Agreement, and that such breach would likely cause irreparable harm to AMCORE. Accordingly, Executive understands and agrees that AMCORE shall have the right to terminate any remaining payments due to Executive (including without limitation payments under the Incentive Plans), recover all amounts already paid to Executive and, in addition to such termination and recovery, enjoin her in


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addition to any other rights AMCORE may have. AMCORE shall be entitled to all its costs and reasonable attorneys' fees in any action to enforce this or any other provision of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed the day and year first written above.



                                             By     /s/ James S. Waddell
                                              -----------------------------
                                                    James S. Waddell
                                                    Chief Administrative Officer


                           Executive:


                                               /s/ Patricia Bonavia
                                             -----------------------------
                                                    Patricia Bonavia


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